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                                                                    EXHIBIT 23.1




                        CONSENT OF INDEPENDENT AUDITORS


We consent to the reference to our firm under the caption "Experts" in Amendment No. 1 to the Registration Statement (Form S-3) and related Prospectus of Anixter International Inc. and Anixter Inc. for the registration of up to $200,000,000 of Anixter Inc. debt securities and to the incorporation by reference therein of our report dated February 5, 1996 with respect to the consolidated financial statements and schedules of Anixter International Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 1995, filed with the Securities and Exchange Commission.




                                        ERNST & YOUNG LLP




August 27, 1996